                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                         Date of Report: March 31, 2000

                        (Date of Earliest Event Reported)

                            WIND RIVER SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                     0-21342                      94-2873391
(State of jurisdiction)       (Commission File No.)             (IRS Employer
                                                             Identification No.)

                               500 WIND RIVER WAY
                                ALAMEDA, CA 94501
              (Address of principal executive offices and zip code)

                                 (510) 748-4100
               Registrant's telephone number, including area code:

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     On April 14, 2000, Wind River Systems, Inc. filed a Form 8-K to report its acquisition of Embedded Support Tools Corporation ("EST"), which was completed on March 31, 2000. Pursuant to Item 7 of Form 8-K, Wind River indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Embedded Support Tools Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Embedded Support Tools Corporation and its subsidiaries at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 31, 2000

                       EMBEDDED SUPPORT TOOLS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                     DECEMBER 31,
                                                                                 --------------------
                                                                                  1998         1999
                                                                                 ------       -------
                                  ASSETS
Current assets:
   Cash and cash equivalents..........................................           $2,440       $ 1,552
   Accounts receivable, net of allowance for doubtful accounts of $90
   and $105 at December 31, 1998 and 1999, respectively...............            2,778         5,915
   Inventory, net (Note 3)............................................            1,757         3,658
   Prepaid expenses and other current assets..........................               84           199
                                                                                 ------       -------
   Total current assets...............................................            7,059        11,324
   Property and equipment, net (Note 4)...............................              505         1,240
   Other assets.......................................................               40           697
                                                                                 ------       -------
   Total assets.......................................................           $7,604       $13,261
                                                                                 ======       =======
                 LIABILITIES, REDEEMABLE COMMON STOCK AND
                           STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable...................................................              964         1,766
   Accrued expenses (Note 5)..........................................            1,692         2,530
   Deferred revenue...................................................              555         1,227
   Note payable (Note 6)..............................................               --         2,400
   Distribution payable...............................................               --            --
                                                                                 ------       -------
   Total current liabilities..........................................            3,211         7,923
                                                                                 ------       -------

Commitments and contingencies (Note 11)
Redeemable common stock (Note 7):
   Common stock, $0.10 par value; 45,000,000 shares
   authorized; shares issued and outstanding: 0 and 10,111,000 at
   December 31, 1998 and 1999, respectively...........................               --         1,893
   Note receivable from stockholder (Note 8)..........................               --          (550)
                                                                                 ------       -------
   Total redeemable common stock......................................               --         1,343
                                                                                 ------       -------

Stockholders' equity:
   Common stock, $0.10 par value; 45,000,000 shares authorized; shares issued and outstanding: 10,111,000 and 2,783,000 at December 31,
     1998 and 1999, respectively......................................            1,011           278
   Additional paid-in capital.........................................               --         8,206
   Deferred compensation..............................................               --          (942)
   Note receivable from stockholders (Note 8).........................               --          (472)
   Retained earnings (accumulated deficit)............................            3,441        (2,986)
   Accumulated other comprehensive loss...............................              (59)          (89)
                                                                                 ------       -------
     Total stockholders' equity.......................................            4,393         3,995
                                                                                 ------       -------
        Total liabilities, redeemable common stock and
           stockholders' equity.......................................           $7,604       $13,261
                                                                                 ======       =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       EMBEDDED SUPPORT TOOLS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   ----------------------------------
                                                                                    1997          1998         1999
                                                                                   -------       -------      -------
Revenues................................................................           $11,766       $18,250      $28,451
Cost of revenues........................................................             2,874         3,823        5,349
                                                                                   -------       -------      -------
   Gross profit.........................................................             8,892        14,427       23,102
                                                                                   -------       -------      -------
Operating expenses:
   Selling and marketing................................................             4,052         7,236       10,595
   Research and development.............................................             2,150         3,085        4,838
   General and administrative...........................................               721         1,040        1,815
   Stock-related compensation expense...................................                --            --        9,437
                                                                                   -------       -------      -------
     Total operating expenses...........................................             6,923        11,361       26,685
                                                                                   -------       -------      -------
Income (loss) from operations...........................................             1,969         3,066       (3,583)
Interest income.........................................................                22            42          238
                                                                                   -------       -------      -------
Income (loss) before provision for income taxes.........................             1,991         3,108       (3,345)
Provision for income taxes..............................................               131           218          402
                                                                                   -------       -------      -------
Net income (loss).......................................................             1,860         2,890       (3,747)
Accretion of redeemable common stock to redemption value................                --            --       (1,893)
                                                                                   -------       -------      -------
Net income (loss) to common stockholders................................           $ 1,860       $ 2,890      $(5,640)
                                                                                   =======       =======      =======
Historical net income (loss) per share--basic and diluted...............           $  0.18       $  0.29      $ (0.49)
   Shares used in computing historical net income (loss) per share
   --basic and diluted..................................................            10,111        10,111       11,621


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       EMBEDDED SUPPORT TOOLS CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                                 (IN THOUSANDS)

                                                                                  NOTES
                                   COMMON STOCK      ADDITIONAL                 RECEIVABLE
                               --------------------    PAID-IN     DEFERRED        FROM
                                SHARES     AMOUNT      CAPITAL   COMPENSATION   STOCKHOLDERS
                               --------- ---------- ------------ -------------  ------------
Balance at December 31, 1996 .  10,111    $  1,011
  Distribution paid to
    shareholders .............
  Comprehensive income:
    Net income ...............
    Foreign currency
      translation
      adjustments ............
    Comprehensive income .....
                               --------- ----------
Balance at December 31, 1997 .  10,111       1,011
  Distribution paid to
    shareholders .............
  Comprehensive income:
    Net income ...............
    Foreign currency
      translation
      adjustments ............
    Comprehensive income .....
                               --------- ----------
Balance at December 31, 1998 .  10,111       1,011
  Distribution paid to
    shareholders .............
    Reclassification of
      common stock to
      redeemable common
      stock .................. (10,111)     (1,011)
    Accretion of redeemable
      common stock to
      redemption value .......
    Issuance of common
      stock under
      stock-based
      compensation program ...   2,783    $    278    $   (278)
    Deferred compensation
      associated with stock
      and stock option
      awards to employees ....                           8,484     $ (8,484)
    Amortization of
      deferred compensation ..                                        7,542
    Notes receivable from
      stockholders ...........                                                   $   (472)
    Comprehensive income:
      Net loss ...............
      Foreign currency
        translation
        adjustments ..........
      Comprehensive income ...
                               --------- ---------- ------------  -----------  ------------
Balance at December 31, 1999 .   2,783    $    278    $  8,206     $   (942)     $   (472)
                               ========= ========== ============  ===========  ============

                                  RETAINED       ACCUMULATED
                                  EARNINGS         OTHER        COMPREHENSIVE      TOTAL
                                 (ACCUMULATED   COMPREHENSIVE       INCOME      STOCKHOLDERS'
                                   DEFICIT)         LOSS            (LOSS)         EQUITY
                                 ------------- ---------------  --------------  -------------
Balance at December 31, 1996 .     $    584        $     14                       $   1,609
  Distribution paid to
    shareholders .............         (735)                                           (735)
  Comprehensive income:
    Net income ...............        1,860                       $  1,860            1,860
    Foreign currency
      translation
      adjustments ............                          (49)           (49)             (49)
                                                                --------------
    Comprehensive income .....                                       1,811
                                 ------------- ---------------  ==============  -------------
Balance at December 31, 1997 .        1,709             (35)                          2,685
  Distribution paid to
    shareholders .............       (1,158)                                         (1,158)
  Comprehensive income:
    Net income ...............        2,890                          2,890            2,890
    Foreign currency
      translation
      adjustments ............                          (24)           (24)             (24)
                                                                --------------
    Comprehensive income .....                                       2,866
                                 ------------- ---------------  ==============  -------------

Balance at December 31, 1998 .        3,441             (59)                          4,393
  Distribution paid to
    shareholders .............       (1,798)                                         (1,798)
    Reclassification of
      common stock to
      redeemable common
      stock ..................        1,011                                             --
    Accretion of redeemable
      common stock to
      redemption value .......       (1,893)                                        (1,893)
    Issuance of common
      stock under
      stock-based
      compensation program ...                                                          --
    Deferred compensation
      associated with stock
      and stock option
      awards to employees ....                                                          --
    Amortization of
      deferred compensation ..                                                       7,542
    Notes receivable from
      stockholders ...........                                                        (472)
    Comprehensive income:
      Net loss ...............       (3,747)                        (3,747)         (3,747)
      Foreign currency
        translation
        adjustments ..........                          (30)           (30)            (30)
                                                                --------------
      Comprehensive income ...                                    $ (3,777)
                                 -------------  ---------------  ==============  ------------
Balance at December 30, 1999 .     $ (2,986)       $    (89)                      $  3,995
                                 =============  ===============                  ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       EMBEDDED SUPPORT TOOLS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                --------------------------------------
                                                                                 1997           1998            1999
                                                                                ------         -------         -------
Cash flows from operating activities:
   Net income (loss)..........................................                  $1,860         $ 2,890         $(3,747)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization............................                      98             250             249
     Stock-related compensation expense.......................                      --              --           7,542
     Changes in operating assets and liabilities:
       Accounts receivable....................................                    (829)           (597)         (3,139)
       Inventory..............................................                      42            (876)         (1,907)
       Prepaid expenses and other current assets..............                     (97)             (2)           (707)
       Accounts payable.......................................                    (135)            527             687
       Accrued expenses.......................................                     553             582             862
       Deferred revenue.......................................                     175              71             690
                                                                                ------         -------         -------
     Net cash provided by operating activities................                   1,667           2,845             530
                                                                                ------         -------         -------
Cash flows from investing activities:
   Purchases of property and equipment........................                    (366)           (401)           (926)
   Other assets...............................................                      --              --             (79)
                                                                                ------         -------         -------
     Net cash used in investing activities....................                    (366)           (401)         (1,005)
                                                                                ------         -------         -------
Cash flows from financing activities:
   Notes receivable from stockholders.........................                      --              --          (1,022)
   Borrowings on demand note payable..........................                      --              --           2,400
   Distributions paid to stockholders.........................                    (735)         (1,158)         (1,798)
                                                                                ------         -------         -------
     Net cash used in financing activities....................                    (735)         (1,158)           (420)
                                                                                ------         -------         -------
Effect of exchange rate changes on cash.......................                     (26)             (4)              7
                                                                                ------         -------         -------
Net increase (decrease) in cash and cash equivalents..........                     540           1,282            (888)
Cash and cash equivalents, beginning of year..................                     618           1,158           2,440
                                                                                ------         -------         -------
Cash and cash equivalents, end of year........................                  $1,158         $ 2,440         $ 1,552
                                                                                ======         =======         =======

Supplemental disclosure of cash flow information:
   Cash paid for income taxes.................................                  $  116         $   131         $   218

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       EMBEDDED SUPPORT TOOLS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS

     Embedded Support Tools Corporation (the "Company" or "EST") and its subsidiaries operate in one segment. EST designs, manufactures, sells and supports hardware and software tools used for developing and debugging embedded systems. Embedded systems are programmable semiconductor chips that are used in a wide variety of data communications, computer networking, automotive and consumer electronic applications. EST was incorporated in the Commonwealth of Massachusetts on January 5, 1989 and is located in Canton, Massachusetts.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Embedded Support Tools Corporation and its wholly-owned subsidiaries: E.S.T. Corp. Europe SARL, a French corporation; Embedded Support Tools Corp. Nordic AB, a Swedish corporation; E.S.T. KK, a Japanese corporation; E.S.T. Corp., UK Ltd., a United Kingdom corporation; E.S.T. GmbH, a German corporation, and Embedded Support Tools (Canada) Corp., a Canadian corporation. All significant intercompany accounts and transactions have been eliminated.

     HISTORICAL NET INCOME (LOSS) PER SHARE

     EST computes basic and diluted earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earnings per Share." SFAS 128 requires both basic and diluted earnings per share, which is based on the weighted average number of common shares outstanding, and diluted earnings per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common equivalent shares outstanding. The dilutive effect of options is determined under the treasury stock method using the average fair value for the period. Common equivalent shares are included in the per share calculations where the effect of their inclusion would be dilutive. The stock rights and stock options granted under stock-based compensation plans in years prior to 1999 have been excluded from the computation of diluted earnings per share because the employees' right to the stock was exercisable only upon a future event.

     The following is a comparison of basic and diluted historical net income
(loss) per share (in thousands, except for per share amounts):

                                                  YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                             1997          1998          1999
                                           ----------   ----------    ----------
Net income (loss) to common
   stockholders....................         $ 1,860       $ 2,890      $(5,640)
                                            =======       =======      =======
Shares used in net income (loss)
   per common share, basic and
   diluted.........................
Weighted average common shares
   outstanding.....................          10,111        10,111       11,621
                                            =======       =======      =======
Net income (loss) per common
   share, basic and diluted........         $  0.18       $  0.29      $ (0.49)
                                            =======       =======      =======

     CASH AND CASH EQUIVALENTS

     EST considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. EST invests its excess cash primarily in an overnight investment account that invests primarily in money market accounts, commercial paper and treasury bills. The carrying value of EST's cash and cash equivalents approximates their fair value. Accordingly, these investments are subject to minimal credit and market risk.

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     FINANCIAL INSTRUMENTS

     The carrying value of EST's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, approximate their fair values.

     REVENUE RECOGNITION

     Revenue from product sales is recognized upon shipment provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable. Revenue from maintenance services is recognized ratably over the contract period, generally one year. Revenue from consulting and training services is recognized when the services are provided.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose EST to concentrations of credit risk consist primarily of trade accounts receivable. Management considers its concentration of credit risk with respect to accounts receivable to be limited due to its credit evaluation policies, relatively short payment terms, and geographical dispersion of sales. EST obtains letters of credit for sales to foreign customers based on management's credit evaluation.

     EST maintains reserves for potential credit losses. Such losses historically have been minimal and within management's expectations.

     INVENTORY

     Inventory is stated at the lower of cost or market value, with cost being determined by the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or, where applicable, over the lease term. The cost of additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of the disposed assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

     RESEARCH AND DEVELOPMENT AND COMPUTER SOFTWARE DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. Software development costs are expensed until technological feasibility is established at which time, and until the product is available for general release to customers, costs are capitalized. No software development costs were capitalized during the years ended December 31, 1997, 1998 and 1999, since costs incurred subsequent to establishment of technological feasibility were not material.

     FOREIGN CURRENCY TRANSLATION

     The functional currency of EST's foreign subsidiaries is the local currency. Accordingly, the assets and liabilities of EST's foreign subsidiaries are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at average exchange rates for the period. Foreign currency translation adjustments are included in accumulated other comprehensive income as a separate component of stockholders' deficit. Foreign currency transaction gain or losses are recorded in operating expenses and were not significant for the years ended December 31, 1997, 1998 and 1999.

     PRODUCT WARRANTY COSTS

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     EST provides three months hardware warranty as part of its product sales. Estimated future costs for initial product warranties are provided for at the time of sale.

     ADVERTISING EXPENSE

     EST recognizes advertising expense as incurred. Advertising expense was approximately $256,000, $310,000 and $669,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     EST accounts for its stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. EST has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

     INCOME TAXES

     EST is a Subchapter S corporation and is not required to pay federal income taxes. Subchapter S corporation shareholders are required to report their respective share of EST's taxable income or loss on their individual tax returns and are personally liable for the related tax.

     COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. At December 31, 1998 and 1999, accumulated other comprehensive income was comprised solely of cumulative foreign currency translation adjustments.

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas particularly subject to estimation include the allowance for doubtful accounts, inventory reserves and revenue reserves. Actual results could differ from those estimates.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. EST will adopt SFAS No. 133 as required by SFAS 137, "Deferral of the Effective Date of FASB Statement No. 133," in fiscal year 2001. The adoption of SFAS No. 133 is not expected to have an impact on EST's financial condition or results of operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. EST will apply the accounting and disclosure requirements of SAB 101 and does not expect that its application will have a material effect on its results of operations.

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3.   INVENTORY

     Inventory consists of the following (in 000's):

                                                                                              DECEMBER 31,
                                                                                         ----------------------
                                                                                          1998             1999
                                                                                         ------           ------
         Raw material........................................................            $  765           $1,857
         Work-in-process.....................................................               864            1,031
         Finished goods......................................................               128              770
                                                                                         ------           ------
                                                                                         $1,757           $3,658
                                                                                         ======           ======

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in 000's):

                                                                             ESTIMATED           DECEMBER 31,
                                                                            USEFUL LIFE      --------------------
                                                                              (YEARS)         1998          1999
                                                                            -----------      ------        ------
         Computer software and equipment...............................          3           $  839        $1,357
         Furniture and fixtures........................................          7              110           116
         Office equipment..............................................          5               79           356
         Leasehold improvements........................................          5               23            61
                                                                                             ------        ------
                                                                                              1,051         1,890
         Less: accumulated depreciation................................                        (546)         (650)
                                                                                             ------        ------
         Property and equipment, net...................................                      $  505        $1,240
                                                                                             ======        ======

5.   ACCRUED EXPENSES

     Accrued expenses consist of the following (in 000's):

                                                                                             DECEMBER 31,
                                                                                        ----------------------
                                                                                         1998             1999
                                                                                        ------           ------
         Wages and benefits..................................................             $974           $1,759
         Taxes...............................................................              262              274
         Commissions.........................................................              248              339
         Professional fees...................................................              132              106
         Other...............................................................               76               52
                                                                                        ------           ------
                                                                                        $1,692           $2,530
                                                                                        ======           ======

6.   LINE OF CREDIT

     At December 31, 1999, EST had a $2,500,000 revolving line of credit with BankBoston, N.A. Borrowings under the line are payable on demand and bear interest at the Base Rate determined by BankBoston N.A. (8.5% at December 31,
1999). Borrowings are collateralized by all of the assets of EST. Interest is payable monthly in arrears. Under the terms of the agreement, EST is required to comply with certain covenants, the most restrictive of which are cash flow requirements and debt to tangible net worth. EST was in compliance with all restrictive covenants at December 31, 1999. At December 31, 1999, $2,400,000 of borrowings were outstanding under the line of credit.

7.   REDEEMABLE COMMON STOCK

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     On January 1, 1998, EST's stockholders approved an increase in the authorized shares of common stock, $0.10 par value, to 7,500,000. Also on January 1, 1998, EST effected a five hundred-for-one stock split of its common stock in the form of a stock dividend. Accordingly, all share amounts have been adjusted to give retroactive effect to this stock split. In December 1999, the Board of Directors approved an increase in the authorized capital of the Company to 45,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors also approved a two-for-one stock split effected in the form of a stock dividend. All share and per share amounts in these consolidated financial statements have been adjusted to give retroactive effect to this stock split.

     EST had an agreement with certain of its shareholders under which EST had the right to repurchase all or part of the founders' shares of common stock at a stated value per share, as defined, upon certain events including death, termination of employment by EST, permanent disability or retirement. On July 1, 1999, EST executed the First Amended and Restated Founding Shareholders Agreement ("Amended Shareholders Agreement") which amended and restated the Shareholders Agreement. Under the Amended Shareholders Agreement, in addition to EST's right to repurchase the founders' shares, during the period beginning on July 1, 1999 and ending on the earlier of either an initial public offering or a change in control, at the election of each individual founder, EST shall be required to purchase up to 10% per year of the founder's respective shares of common stock at a redemption price in accordance with a redemption formula, as defined. Alternately, and in lieu of the right to redeem shares of common stock, each founder is entitled to obtain loans from EST which are collateralized by a pledge of shares of common stock. Accordingly, the carrying value for the common stock has been recorded at its redemption value at December 31, 1999. On July 1, 1999, a loan totaling $550,000 was issued to a founder, which is collateralized by a pledge of 220,000 shares of common stock.

8.   STOCK-BASED COMPENSATION

     The 1998 Stock Option Plan ("the 1998 Plan") provided for the grant of nonqualified stock options to employees. Options granted under the 1998 Plan were exercisable only upon notification by the Company prior to a change in control, and expired on the earlier of the day prior to a change in control, whether or not notification had occurred, and termination of employment. Options to purchase 202,000 shares of common stock were granted under the 1998 Plan through the year ended December 31, 1998. In addition, prior to 1998, EST had issued an option, not pursuant to a plan, to an employee to purchase 659,000 shares of common stock and issued common stock rights to employees pursuant to "mirror stock" agreements under which the employees had rights to cash or common stock totaling 2,124,000 shares. The employees' rights to common stock under this option and the "mirror stock" agreements were exercisable only upon a change in control, registration of the common stock of EST under the Securities Act of 1933 or liquidation of EST. No compensation expense had been recorded in the years ended December 31, 1997, 1998 and 1999 with respect to any stock options or common stock rights granted in years prior to 1999 because the stock options or common stock rights were contingent and forfeitable upon the occurrence of certain future events.

     During 1999, EST's Board of Directors approved the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan provides for the granting of incentive and nonqualified stock options and stock bonus awards to officers, directors, employees and consultants of EST. The exercise price of stock options granted under the 1999 Plan is determined by the Board of Directors. The maximum number of common shares that may be issued pursuant to the 1999 Plan is 4,000,000. During the year ended December 31, 1999, EST granted 2,462,000 options under the 1999 Plan to employees, officers and directors. No options have been granted to consultants. All options granted under the 1999 Plan expire ten years from the date of grant and generally vest over a five-year period beginning on the date of hire.

     In June 1999, EST cancelled all outstanding stock options and common stock rights granted prior to December 31, 1998 and terminated the 1998 Plan and the "mirror stock" agreements. Also in June 1999, EST granted 2,783,000 shares of common stock to certain employees, in lieu of the rights to 2,124,000 shares of common stock under the "mirror stock" agreements and the stock option for 659,000 shares of common stock not pursuant to a plan. EST has a right of first refusal in any proposed transfer of the shares by the employee until EST completes an initial public offering. Additionally, EST has a right, but not an obligation, to repurchase the shares in the event of

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

termination of employment with EST at the fair value of the common stock as determined by the Board of Directors. In addition, included in the 2,462,000 stock options granted in 1999, 202,000 stock options were granted in lieu of stock options granted under the 1998 Plan.

     In connection with the June 1999 grant of 2,783,000 shares of common stock, at no cost to the grantees, and 1,692,000 stock options, at an exercise price of $1.73, in June 1999, EST recorded deferred compensation of $8,484,000 representing the difference between the fair value of the common stock of $2.55 at the grant date and the purchase or exercise prices of the common stock and stock options. During 1999, EST amortized to expense $7,542,000 based on the vesting provisions. In connection with the issuance of the common stock, EST agreed to pay a portion of the employees' tax liability resulting from the issuance of common stock. As a result, an additional charge of $1,895,000 was also recorded in June 1999. At December 31, 1999, holders of the 2,783,000 shares of common stock issued promissory notes to the Company in the amount of $472,000, collateralized by the common stock. Payment of these notes will be due no later than April 1, 2005.

     The following table summarizes the activity of the Company's stock options plans:

                                              YEAR ENDED                YEAR ENDED                 YEAR ENDED
                                          DECEMBER 31, 1997          DECEMBER 31, 1998         DECEMBER 31, 1999
                                        ----------------------   -------------------------   ----------------------
                                                     WEIGHTED                   WEIGHTED                  WEIGHTED
                                                      AVERAGE                   AVERAGE                    AVERAGE
                                        NUMBER OF    EXERCISE     NUMBER OF     EXERCISE     NUMBER OF    EXERCISE
                                         OPTIONS       PRICE       OPTIONS       PRICE        OPTIONS       PRICE
                                        ----------  ----------   ------------  -----------   ---------    ---------
Outstanding-beginning of period..                                   659,000       $0.10        861,000       $0.19
Granted below fair value.........                                        --          --      1,692,000        1.73
Granted at fair value............         659,000       $0.10       202,000        0.50        770,000        5.83
Exercised........................              --          --            --          --             --          --
Canceled.........................              --          --            --          --        861,000        0.19
                                          -------       -----       -------       -----      ---------       -----
Outstanding-end of period........         659,000       $0.10       861,000       $0.19      2,462,000       $3.01
                                          =======                   =======                  =========

Exercisable at end of period.....                                                              473,600       $1.16
Weighted average grant date fair
   value.........................                       $0.03                     $0.12                      $1.44


     The following table summarizes information about stock options outstanding at December 31, 1999:

                                             OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                              -------------------------------------------------    -------------------------------
                                                  WEIGHTED
                                                  AVERAGE
                                                 REMAINING          WEIGHTED                           WEIGHTED
         RANGE OF EXERCISE       NUMBER         CONTRACTUAL         AVERAGE           NUMBER           AVERAGE
               PRICES          OUTSTANDING    LIFE (IN YEARS)    EXERCISE PRICE     EXERCISABLE     EXERCISE PRICE
         ------------------   -------------  ------------------  --------------    -------------   ---------------
               $1.73            1,692,000            9.5             $1.73            456,000           $1.73
                2.55              426,000            9.7              2.55             17,600            2.55
                9.90              344,000           10.0              9.90                 --            9.90
                                ---------                                             -------
           $1.73 - $9.90        2,462,000            9.6             $3.01            473,600           $3.01
                                =========                                             =======


     The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company continues to recognize compensation costs using the intrinsic value based method described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation expense recognized was different than what would have been otherwise recognized

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

under the fair value based method defined in SFAS No. 123. Had the Company accounted for these plans under SFAS No. 123, the Company's pro forma net loss to common shareholders and net loss per share would have been the same for the two years ended December 31, 1997 and 1998 because none of the common stock rights or stock options were exercisable, and for the year ended December 31, 1999 would have been as follows:

         Net loss to common stockholders-as reported (000's).............................           ($5,640)
         Net loss to common stockholders-pro forma (000's)...............................           ($6,929)
         Net loss per common share-basic and diluted as reported.........................           $ (0.49)
         Net loss per common share-basic and diluted pro forma...........................           $ (0.57)

     Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are expected to be made.

     For the purpose of providing pro forma disclosures, the fair values of options granted were estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999: no dividend yield; risk free interest rates of 6.33%, 5.49% and 5.87% for the years ended December 31, 1997, 1998 and 1999; no volatility; and an expected option term of 6 years.

9.   EMPLOYEE BENEFIT PLANS

     EST maintains a defined contribution plan incorporating features under section 401(a) of the Internal Revenue Code which covers substantially all employees. Under the money purchase pension feature of the plan, employer contributions are determined at a rate of eligible employees' salary. Under the profit sharing feature of the plan, EST may make annual discretionary contributions at a rate determined by the Board of Directors. Under the 401(k) feature of the plan, eligible employees can elect to contribute up to 12% of their salary limited to a total contribution of $10,000 a year. EST matches these contributions at a rate of 33% for each dollar contributed by its employees up to a maximum of 3% of the eligible employee's annual salary. During the years ended December 31, 1997, 1998 and 1999, EST made contributions of approximately $300,000, $500,000 and $800,000, respectively.

10.  INCOME TAXES

     The components of the income tax provision are as follows at December 31 (000's):

                                                                     1997             1998              1999
                                                                  ----------      -----------       -----------
State...................................................            $ 28              $ 59             $ --
Foreign.................................................             103               159              402
                                                                  ----------      -----------       -----------
                                                                    $131              $218             $402
                                                                  ==========      ===========       ===========


     The Company has elected to be taxed as a Subchapter S Corporation for federal and certain state income tax purposes and, as a result, is not subject to federal taxation, but is subject to state taxation on income in certain states. The stockholders are liable for individual federal and certain state income taxes on their allocated portion of the Company's taxable income. The foreign taxes primarily represent income taxes of EST's foreign subsidiaries based upon the income reported in the respective jurisdictions.

     As EST is not subject to federal income taxes, a reconciliation of the effective tax rate to the federal statutory rate is not meaningful.

11.  COMMITMENTS AND CONTINGENCIES

     COMMITMENTS

     EST and its subsidiaries lease their facilities and certain office equipment under operating leases in excess of one year.

                       EMBEDDED SUPPORT TOOLS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Future minimum lease payments due under noncancellable operating leases are as follows at December 31, 1999 (000's):

         2000..........................................................................             $  775
         2001..........................................................................                683
         2002..........................................................................                629
         2003..........................................................................                167
                                                                                                    ------
         Total minimum lease payments..................................................             $2,254
                                                                                                    ======

     Total rent expense under operating leases was $164,000, $288,000 and $524,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

     CONTINGENCIES

     EST outsources the assembly of its product components to a limited number of subcontractors. Although there are several available vendors for assembly of its products, management believes that the nature of its business requires outsourcing to vendors who have expertise in assembling the components for EST's products. A change in or loss of one or more of these subcontractors could cause delays in meeting customer orders, delays in revenue recognition or the loss of sales which could adversely affect results of operations.

12.  SEGMENT INFORMATION

     EST operates in one reportable segment: the design, development, manufacture, sale and support of development tools for embedded systems.

     During the years ended December 31, 1997 and 1998, no single customer accounted for greater than 10% of revenues. During the year ended December 31, 1999, EST had one customer that accounted for approximately 12% of revenues.

     Information by geographic area as of December 31, 1997, 1998 and 1999 and for the years then ended, is summarized below (in thousands):

                                                                        OTHER
                                           UNITED                      FOREIGN
      YEAR ENDED DECEMBER 31, 1997         STATES        FRANCE     SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
      -------------------------------      --------     ---------   -------------  ------------    ------------
      Revenue:
        Unaffiliated Customers......        $8,958        $2,449          $359            $--         $11,766
        Intercompany................         2,222            --            --         (2,222)             --
      Property and equipment, net...           320            23            11             --             354

                                                                        OTHER
                                           UNITED                      FOREIGN
      YEAR ENDED DECEMBER 31, 1998         STATES        FRANCE     SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
      -------------------------------      --------     ---------   -------------  ------------    ------------
      Revenue:
        Unaffiliated Customers......       $12,936        $2,771        $2,543            $--         $18,250
        Intercompany................         3,292            --            --         (3,292)             --
      Property and equipment, net...           436            17            52             --             505

                                                                        OTHER
                                           UNITED                      FOREIGN
      YEAR ENDED DECEMBER 31, 1999         STATES        FRANCE     SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
      -------------------------------      --------     ---------   -------------  ------------    ------------
      Revenue:
        Unaffiliated Customers......       $19,254        $3,055        $6,142            $--         $28,451

        Intercompany................         5,429            --            --         (5,429)             --
      Property and equipment, net...         1,059            28           153             --           1,240


     Revenue is presented geographically based on the country in which the sale is recorded. Inventories are transferred to the Company's foreign subsidiaries at previously established transfer prices, resulting in intercompany revenue and receivables for the United States operations.

     Other foreign subsidiaries is comprised of the United Kingdom, Sweden, Japan, Germany and Canada at December 31, 1999, the United Kingdom, Sweden and Japan at December 31, 1998 and the United Kingdom and Sweden at December 31, 1997. None of these foreign subsidiaries were significant during the periods presented.

13.  SUBSEQUENT EVENTS - UNAUDITED

     On December 22, 1999 EST had filed a registration statement on Form S-1 for an initial public offering of its common stock. However, on March 31, 2000, EST was acquired by Wind River Systems, Inc. ("Wind River") pursuant to an Agreement and Plan of Merger and Reorganization, dated February 28, 2000 (the "Agreement") between EST and Wind River. Accordingly, EST withdrew plans to complete its initial public offering. Under the terms of the Agreement (a) each outstanding share of EST's common stock was exchanged for .4246 of a share of Wind River common stock, resulting in the issuance of an aggregate of approximately 5,474,792 shares of Wind River common stock for all outstanding shares of EST's common stock, and (b) all options to purchase shares of EST common stock outstanding immediately prior to the consummation of the acquisition were converted into options to purchase shares of Wind River's common stock.

     (b)  PRO FORMA COMBINED FINANCIAL INFORMATION

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The accompanying pro forma condensed combined financial statements contain certain restated financial information which has not yet been otherwise filed under the Securities Exchange Act of 1934 and has been retroactively restated to reflect the combined pro forma financial position and combined pro forma results of operations of Wind River Systems, Inc. ("Wind River"), Integrated Systems, Inc. ("ISI" or "Integrated Systems") and Embedded Support Tools Corporation ("EST" or "Embedded Support Tools") for all periods presented, giving effect to Wind River's acquisitions of Integrated Systems and Embedded Support Tools as if they had occurred at the beginning of the earliest period. The pro forma combined statement of operations for the year ended January 31, 2000 reflect the results of operations of Wind River for the year ended January 31, 2000, combined with the results of operations of Integrated Systems for the year ended January 31, 2000 and the results of operations of Embedded Support Tools for the year ended December 31, 1999.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                            WIND RIVER SYSTEMS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                         JANUARY 31, 2000                                    EST
                                      -----------------------    PRO FORMA   PRO FORMA     DECEMBER    PRO FORMA      PRO FORMA
                                      WIND RIVER      ISI       ADJUSTMENTS  COMBINED      31, 1999    ADJUSTMENTS     COMBINED
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
ASSETS
Current Assets:
  Cash and Cash Equivalents.....       $58,621      $19,906       $(598)(c)   $77,929        $1,552                     $79,481
  Short-Term Investments........        28,355          328                    28,683           --                       28,683
  Accounts Receivable, net of
   allowances...................        48,621       31,111        (146)(c)    79,586         5,915        $(517)(f)     84,984
  Prepaid and Other Current Assets      21,893       13,482                    35,375         3,857                      39,232
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Current Assets........       157,490       64,827        (744)      221,573        11,324         (517)       232,380

Investments.....................       181,600       24,345                   205,945            --                     205,945
Land and Equipment, net.........        35,755       20,576                    56,331         1,240                      57,571
Intangible Assets, net..........         1,248       34,480                    35,728            --      337,818 (g)    373,546
Other Assets....................         7,373        3,230        (834)(d)     9,769           697                      10,466
Restricted Cash.................        39,744           --                    39,744            --                      39,744
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Assets................      $423,210     $147,458     $(1,578)     $569,090       $13,261      $337,301      $919,652
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable..............        $6,393       $4,158                   $10,551        $1,766        $(517)(f)    $11,800
  Line of Credit................         5,094           --                     5,094            --                       5,094
  Accrued Liabilities...........        11,059       11,228                    22,287           432        8,297 (h)     31,016
  Accrued Compensation..........        10,335        7,575                    17,910         2,098                      20,008
  Income Taxes Payable..........         9,862           --       $(281)(c)     9,581            --                       9,581
  Deferred Revenue..............        24,476       24,925                    49,401         1,227                      50,628
  Note Payable..................            --           --                        --         2,400                       2,400
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Current Liabilities...        67,219       47,886        (281)      114,824         7,923        7,780        130,527
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------

Deferred Taxes Payable..........        12,408           --        (834)(d)    11,574            --        9,325 (i)     20,899
Long-Term Debt..................            --          598                       598            --                         598
Convertible Subordinated Notes..       140,000           --                   140,000            --                     140,000
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Liabilities...........       219,627       48,484      (1,115)      266,996         7,923       17,105        292,024
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
Redeemable Common Stock.........            --           --                        --         1,893       (1,893)(j)         --
Note Receivable from Stockholder            --           --                        --          (550)         550             --
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Redeemable Common Stock.          --           --          --            --         1,343       (1,343)            --
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
Minority Interest in Consolidated
Subsidiary......................           878           --                       878            --                         878

Stockholders' Equity:
  Common Stock..................            43           --          23 (e)        66           278         (273)(j)(k)      71
  Additional Paid in Capital....       140,715       75,457         (23)(e)   216,149         7,264      322,987 (k)    546,400
  Loans to Stockholders.........        (1,900)          --                    (1,900)         (472)        (550)        (2,922)
  Treasury Stock at Cost........       (29,488)          --                   (29,488)           --                     (29,488)
  Accumulated Other Comprehensive
   Income (Loss)................        18,300       (1,801)                   16,499           (89)          89 (j)     16,499
  Retained Earnings.............        75,035       25,318        (463)(c)    99,890        (2,986)        (714)(j)(k)  96,190
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
  Total Stockholders' Equity....       202,705       98,974        (463)      301,216         3,995      321,539        626,750
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
    Total Liabilities and
     Stockholders' Equity.......      $423,210     $147,458     $(1,578)     $569,090       $13,261      $337,301      $919,652
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------
                                      ----------- -----------  ------------- ----------  ------------ --------------  -----------


           See the accompanying notes to unaudited pro forma combined financial statements.

                            WIND RIVER SYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            YEAR ENDED                                       EST
                                         JANUARY 31, 2000                                 YEAR ENDED
                                      -----------------------     PRO FORMA   PRO FORMA    DECEMBER        PRO FORMA     PRO FORMA
                                      WIND RIVER      ISI        ADJUSTMENTS  COMBINED     31, 1999       ADJUSTMENTS     COMBINED
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
Revenues:
  Products......................      $125,529      $86,042      $(893)(a)(c) $210,678      $28,451          (715)(f)     $238,414
  Services......................        45,581       59,803         (8)(c)     105,376           --                        105,376
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Total Revenues..............       171,110      145,845       (901)        316,054       28,451          (715)         343,790
Cost of Revenues:
  Products......................        11,124       16,782       (180)(a)      27,726        5,349          (715)(f)       32,360
  Services......................        20,508       22,854                     43,362           --                         43,362
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Total Cost of Revenues......        31,632       39,636       (180)         71,088        5,349          (715)          75,722
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Gross Profit................       139,478      106,209       (721)        244,966       23,102            --          268,068
Operating Expenses:
  Selling and Marketing.........        60,962       62,280         23 (b)     123,265       10,595                        133,860
  Product Development and
   Engineering..................        29,659       25,642                     55,301        4,838                         60,139
  General and Administrative....        15,964       17,982     (1,580)(b)      32,366        1,815                         34,181
  Acquisition--Related and Other         1,436        8,462      1,436 (b)      11,334           --                         11,334
  Amortization of Goodwill and
   Purchased Intangible Assets..           816        5,528        144 (b)       6,488           --        88,898 (g)       95,386
  Stock Related Compensation
   Expense......................            --           --                         --        9,437                          9,437
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Total Operating Expenses....       108,837      119,894         23         228,754       26,685        88,898          344,337

Income (Loss) from Operations...        30,641      (13,685)      (744)         16,212       (3,583)      (88,898)         (76,269)
Other Income (Expense):
  Interest Income...............        15,378        3,557                     18,935          238                         19,173
  Interest Expense and Other....        (9,112)          --                     (9,112)          --                         (9,112)
  Minority Interest in Consolidated
   Subsidiary...................          (327)          --                       (327)          --                           (327)
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Total Other Income..........         5,939        3,557         --           9,496          238            --            9,734

Income (Loss) before Provision
  (Benefit) for Income Taxes....        36,580      (10,128)      (744)         25,708       (3,345)      (88,898)         (66,535)
Provision (Benefit) for Income
  Taxes.........................        14,109        1,517       (281)(c)      15,345          402        (1,242)(i)(l)    14,505
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Net Income (Loss)...........        22,471      (11,645)      (463)         10,363       (3,747)      (87,656)         (81,040)
Accretion of Redeemable Common
  Stock to Redemption Value.....            --           --                         --       (1,893)        1,893 (j)           --
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
    Net Income (Loss) to
      Stockholders..............       $22,471     $(11,645)     $(463)        $10,363      $(5,640)     $ (85,763)       $(81,040)
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
                                      ----------  -----------   ------------- ---------   -----------    --------------  ----------
Net Income (Loss) per Share:
  Basic.........................         $0.54       $(0.50)                     $0.16       $(0.49)                      $  (1.18)
  Diluted.......................         $0.50       $(0.50)                     $0.16       $(0.49)                      $  (1.18)
Weighted average common and
  common equivalent shares:
  Basic.........................        41,674       23,285                     63,096       11,621                         68,571
  Diluted.......................        44,778       23,285                     66,200       11,621                         68,571

           See the accompanying notes to unaudited pro forma combined financial statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying combined financial statements and related notes of Wind River are unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. These combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended January 31, 2000 included in Wind River's Annual Report on Form 10-K for that period.

     In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited combined financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, Wind River believes that the notes to the combined financial statements contain disclosures adequate to make the information presented not misleading.

     The combined financial statements include the accounts of Wind River and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts reported in the unaudited combined financial statements and accompanying notes. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and impact future operating results.

2.   PERIODS PRESENTED

     Wind River's fiscal year ends on January 31. Prior to the merger, Integrated Systems' fiscal year ended on the last day of February. Integrated Systems changed its year-end to January 31 to conform to Wind River's year-end. Prior to the acquisition, Embedded Support Tools Corporation's fiscal year ended on the last day of December. The accompanying unaudited pro forma statements of operations information gives effect to the merger of Wind River, Integrated Systems and Embedded Support Tools as if such merger occurred as of the beginning of the earliest period presented. The pro forma combined statement of operations for the year ended January 31, 2000 reflect the results of operations of Wind River for the year ended January 31, 2000, which includes the results of operations for the year ended December 31, 1999 of Wind River's international subsidiaries, combined with the results of operations of Integrated Systems for the year ended January 31, 2000, which includes the results of operations for the year ended December 31, 1999 of Integrated Systems' international subsidiaries and the results of the year ended December 31, 1999 of Embedded Support Tools. An adjustment has been made to stockholders' equity as of January 31, 2000, to eliminate the effect of including Integrated Systems' unaudited results of operations for the month ended February 28, 1999 in both the year ended January 31, 2000 and the year ended January 31, 1999.

     The pro forma combined balance sheets as of January 31, 2000, combine the assets, liabilities and stockholders' equity of Wind River at January 31, 2000 with the assets, liabilities and stockholders' equity of Integrated Systems as of January 31, 2000 and the assets, liabilities and stockholder's equity of Embedded Support Tools as of December 31, 1999.

3.   PURCHASE PRICE ALLOCATION

     Effective March 31, 2000, Wind River acquired all the outstanding stock and stock rights of Embedded Support Tools, which designs, manufactures, sells and supports hardware and software tools used for developing and debugging embedded systems. The total purchase price of approximately $329.1 million consisted of 5,474,788 shares of stock and 1,122,855 options assumed and $2.0 million of merger costs. The value of the assumed options was based on the Black-Scholes model. The acquisition has been accounted for using the purchase method of

                                   (UNAUDITED)

accounting and accordingly the purchase price has been allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. This is an initial estimate of the purchase price and is subject to change.

     The allocation of the purchase price is summarized below (in thousands):

         Completed technology.......................................................         $ 15,150
         In-process research and development........................................            3,700
         Trademark..................................................................              650
         Workforce..................................................................            5,650
         Assumed net assets/liabilities.............................................            3,206
         Deferred tax liability.....................................................           (9,325)
         Goodwill...................................................................          316,368
                                                                                             --------
         Total purchase price.......................................................         $335,399
                                                                                             --------
                                                                                             --------


     The amount allocated to the in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments and analysis conducted by an independent third party, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to core technology and the percentage completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

     The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects.

4.   MERGER COSTS

     Wind River and Integrated Systems incurred approximately $27.0 million of costs associated with the merger, including $3.6 million for legal, accounting and other professional consulting fees, $11.1 million for investment banking fees, $7.2 million in severance payments, and $5.1 million in facility closures and integration costs.

     The foregoing estimate is a forward looking statement that involves risks and uncertainties. Actual results could differ materially due to factors such as timing and number of employee terminations, consolidation and relocation of operations and associated costs.

5.   PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the historical financial statements of Wind River, Integrated Systems and Embedded Support Tools based upon assumptions made by management for the purpose of preparing the unaudited pro forma combined condensed financial statements.

     (a) To eliminate intercompany royalties and costs associated with product sold to Wind River by Integrated Systems.

     (b) To reclass acquisition-related and other charges and amortization of goodwill and purchased intangible assets for the year ended January 31, 2000.

                                   (UNAUDITED)

     (c)  To align the international entity year ends.

     (d)  To reclass tax asset for appropriate GAAP presentation.

     (e) To reclass the par value of Wind River shares issued for Integrated Systems outstanding shares.

     (f) To eliminate intercompany sales and costs associated with product sold to Wind River by Embedded Support Tools, and the related receivable and payable balances.

     (g) To reflect cost and/or amortization of goodwill and purchased intangible assets associated with the acquisition of Embedded Support Tools as follows (in thousands):


                                                                              AMORTIZATION    AMORTIZATION EXPENSE
                                                             AMOUNT              PERIOD        FOR 12 MONTH PERIOD
                                                            -----------      --------------  ----------------------
         Goodwill.................................            $335,399          4 years               $83,850
         Trademark................................                 650          5 years                   130
         Workforce................................               5,650          5 years                 1,130
         Completed technology.....................              15,150          4 years                 3,788
                                                            -----------                      ----------------------
                                                              $356,849                                $88,898
                                                            -----------                      ----------------------
                                                            -----------                      ----------------------

     (h) To record the Embedded Support Tools merger costs incurred and liabilities assumed.

     (i) To reflect the effect of the above adjustments on provision for income taxes and deferred tax liabilities.

     (j) To eliminate Embedded Support Tools' equity and redeemable common stock.

     (k)  To issue 5,474,788 shares of common stock.

     (l)  To record income tax benefit assuming C corporation tax.

6.   PRO FORMA NET INCOME PER SHARE

     The pro forma combined basic net income per share is based on the combined weighted average number of common shares of Wind River's common stock and Integrated Systems' common stock outstanding for each period, calculated using the exchange ratios that resulted in the issuance of 22,499,895 shares of Wind River common stock for all of the outstanding shares of Integrated Systems as of February 15, 2000, and the issuance of 5,474,788 shares of Wind River common stock for all of the outstanding shares of Embedded Support Tools as of March 31, 2000. All employee stock options have been included in the computation of pro forma combined diluted net income per share using the treasury stock method to the extent such instruments were dilutive for the periods presented.

7.   SEGMENT AND GEOGRAPHIC INFORMATION

     Wind River operates in one industry segment--technology for embedded operating systems. Wind River markets its products and related services to customers in the United States, Canada, Europe and Asia Pacific. Internationally, Wind River markets its products and services primarily through its subsidiaries and various distributors. Revenues are attributed to geographic areas based on the country in which the customer is domiciled. The distribution of revenues and assets by geographic location is as follows:

                                    REVENUES

                                                                               FISCAL
                              FISCAL YEAR ENDED                                 YEAR
                              JANUARY 31, 2000                                  ENDED
                            ---------------------   PRO FORMA     PRO FORMA    12/31/99    PRO FORMA     PRO FORMA
                            WIND RIVER     ISI     ADJUSTMENTS    COMBINED       EST      ADJUSTMENTS    COMBINED
                            ----------  ---------  ------------  ------------- --------  ------------  ------------
                                                                (IN THOUSANDS)
North America.........      $113,799     $85,117       $(180)     $198,736     $19,262       $(578)      $217,420
Japan.................        26,411      16,469                    42,880       2,480                     45,360
Other International...        30,900      44,259        (721)       74,438       6,709        (137)        81,010
                            ----------  ---------  ------------  ------------- --------  ------------  ------------
Total.................      $171,110    $145,845       $(901)     $316,054     $28,451       $(715)      $343,790


                                    ASSETS

                              JANUARY 31, 2000
                            ---------------------   PRO FORMA     PRO FORMA    12/31/99    PRO FORMA     PRO FORMA
                            WIND RIVER     ISI     ADJUSTMENTS    COMBINED       EST      ADJUSTMENTS    COMBINED
                            ----------  ---------  -----------  -------------- --------- -------------- -----------
                                                                (IN THOUSANDS)
North America               $355,751    $116,282        (834)     $471,199      $8,573     $337,301      $817,073
Japan                         25,596       6,121                    31,717       1,250                     32,967
Other International           41,863      25,055        (744)       66,174       3,438                     69,612
                            ----------  ---------  -----------  -------------- --------- -------------- -----------
Total                       $423,210    $147,458      (1,578)     $569,090     $13,261     $337,301      $919,652


     Other International consists of the revenues and assets of operations in Europe and Asia Pacific, excluding Japan.

     (c)  EXHIBITS

The following exhibits are incorporated by reference to exhibits previously filed with the Commission.

2.1 Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Wind River Systems, Inc., Boat Acquisition Corp. and Embedded Support Tools Corporation.

99.1 Press Release titled "Wind River Completes its Acquisition of Embedded Support Tools Corporation" dated April 3, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WIND RIVER SYSTEMS, INC.

Dated:  June 6, 2000              By: /s/ Richard W. Kraber
                                     -------------------------------------
                                     Richard W. Kraber
                                     Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER        DESCRIPTION
---------------       ------------------------------------------------------------------------------------------
*2.1                  Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Wind
                      River Systems, Inc., Boat Acquisition Corp. and Embedded Support Tools Corporation.

*99.1 Press Release titled "Wind River completes its Acquisition of Embedded Support Tools Corporation" dated April 3,
                      2000.

*Previously filed.